The Agreement between T. Rowe Price Retirement Plan
Services, Inc. and the Taxable Funds, dated January 1, 1997, should be inserted here.

PAGE 1
                                 AGREEMENT

                                  between

               T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

                                    and

                EACH OF THE PARTIES INDICATED ON APPENDIX A

PAGE 2
                             TABLE OF CONTENTS


  Page

Article A  Terms of Appointment. . . . . . . . . . . . . . 2

Article B  Duties of RPS . . . . . . . . . . . . . . . . . 2
    1.     Purchases - Retirement Plans and
           Retirement Accounts . . . . . . . . . . . . . . 2
    2.     Retirement Plans - Redemptions to
           Cover Distributions . . . . . . . . . . . . . . 2
    3.     Exchanges4
    4.     Books and Records . . . . . . . . . . . . . . . 4
    5.     Tax Information . . . . . . . . . . . . . . . . 5
    6.     Other Information to be furnished to
           the Funds5
    7.     Correspondence. . . . . . . . . . . . . . . . . 5
    8.     Mailings/Confirmation Statements. . . . . . . . 5
    9.     Proxies .5
    10.    Form N-SAR. . . . . . . . . . . . . . . . . . . 6
    11.    Withholding . . . . . . . . . . . . . . . . . . 6

Article C  Fee and Out-of-Pocket Expenses. . . . . . . . . 6
    1.     Postage .6
    2.     Proxies .6
    3.     Communications. . . . . . . . . . . . . . . . . 6
    4.     Record Retention. . . . . . . . . . . . . . . . 7
    5.     Disaster Recovery . . . . . . . . . . . . . . . 7

Article D  Representations and Warranties of RPS . . . . . 7

Article E  Representations and Warranties of the Fund. . . 8

Article F  Standard of Care/Indemnification. . . . . . . . 8

Article G  Dual Interests. . . . . . . . . . . . . . . . .10

Article H  Documentation . . . . . . . . . . . . . . . . .10

Article I  Recordkeeping/Confidentiality . . . . . . . . .12

Article J  Ownership of Software and Related Material. . .12

Article K  As of Transactions. . . . . . . . . . . . . . .12
    1.     Reporting . . . . . . . . . . . . . . . . . . .13
    2.     Liability . . . . . . . . . . . . . . . . . . .13

Article L  Term and Termination of Agreement . . . . . . .15

PAGE 3
Article M  Notice    . . . . . . . . . . . . . . . . . . .16

Article N  Assignment. . . . . . . . . . . . . . . . . . .16

Article O  Amendment/Interpretive Provisions . . . . . . .16

Article P  Further Assurances. . . . . . . . . . . . . . .16

Article Q  Maryland Law to Apply . . . . . . . . . . . . .17

Article R  Merger of Agreement . . . . . . . . . . . . . .17

Article S  Counterparts. . . . . . . . . . . . . . . . . .17

Article T  The Parties . . . . . . . . . . . . . . . . . .17

Article U  Directors, Trustees and Shareholders and
    Massachusetts Business Trust . . . . . . . . . . . . .17

Article V  Captions  18

PAGE 4
    AGREEMENT, made as of the first day of January, 1997, by and between T. ROWE PRICE RETIREMENT PLAN SERVICES, INC., a Maryland corporation having its principal office and place of business at
100 East Pratt Street, Baltimore, Maryland 21202 ("RPS"), and EACH
FUND WHICH IS LISTED ON APPENDIX A (as such Appendix may be amended from time to time) and which evidences its agreement to be bound hereby by executing a copy of this Agreement (each Fund hereinafter referred to as "the Fund") whose definition may be found in
Article T;
    WHEREAS, the Funds are named investment options under various tax-sheltered plans, including, but not limited to, state deferred compensation plans, 403(b) plans, and profit sharing, thrift, and money purchase pension plans for self-employed individuals,
professional partnerships and corporations, (collectively referred to as "Retirement Plans"); and the Fund has determined that such investments of Retirement Plans in the Funds are in the best long-
term interest of the Funds;
    WHEREAS, RPS has the capability of providing special services, on behalf of the Fund, for the accounts ("Retirement Accounts") of shareholders participating in these Retirement Plans;
    WHEREAS, RPS represents that it is registered with the
Securities and Exchange Commission as a Transfer Agent under
Section 17A of the Securities Exchange Act of 1934 ("the '34 Act").
PAGE 5
    WHEREAS, RPS may subcontract or jointly contract with other parties on behalf of the Funds to perform certain of the functions described herein, RPS may also enter into, on behalf of the Funds, certain banking relationships to perform various banking services, including, but not limited to, check deposits, disbursements, automatic clearing house transactions ("ACH") and wire transfers.
Subject to guidelines mutually agreed upon by the Funds and RPS, excess balances, if any, resulting from these banking relationships will be invested and the income therefrom will be used to offset fees which would otherwise be charged to the Funds under this
Agreement.
    WHEREAS, the Fund desires to contract with RPS the foregoing functions and services described herein in connection with the
Retirement Plans and Retirement Accounts;
    NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
A.  Terms of Appointment
    Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints RPS to perform the services and functions described herein in connection with certain
Retirement Plan and Retirement Accounts as agreed upon by the parties.
PAGE 6
B.  Duties of RPS
    RPS agrees that it will perform the following services:
    1.  Purchases - Retirement Plans and Retirement Accounts
     After RPS has received monies from Retirement Plans and has determined the proper allocation of such monies to the
    Retirement Accounts of Retirement Plan participants
    ("Participants") based upon instructions received from
    Participants, Retirement Plans or their designees, or
    Retirement Plan Administrator(s) ("Administrator(s)"), RPS
    will, as a responsibility under the Agreement:
     a. Transmit by check or wire the aggregate money allocated to each Fund to the Fund's custodian;
     b. In the case of a new Participant, establish and
        maintain a Retirement Account for such Participant; and
     c. Compute the number of shares of each Fund to which the Participant is entitled according to the price of such
        Fund shares as provided by such Fund for purchases made
        at that time and date, and credit each such Account
        with the number of shares of the Fund so purchased.
    2.  Retirement Plans - Redemptions to Cover Distributions.
     After RPS has received instructions from the Administrator regarding distributions to be made to Participants or their designated beneficiaries from Funds designated as investment
PAGE 7
    options under the Retirement Plan, RPS will, as a
    responsibility under the Agreement:
     a. Compute the amount due for shares to be redeemed from
        each Retirement Account or compute the number of shares
        to be redeemed from each such Retirement Account for
        such distributions and the total number of all shares
        of each Fund to be redeemed in accordance with the
        price per share at that time and date of such Fund as
        calculated and provided by the Fund.  After such
        computation, inform the Fund of the amount necessary to
        be redeemed.  Distribute to Participants or their
        designated beneficiaries the amount to be disbursed.
     b. After RPS has received instructions from the
        Administrator regarding disbursements to be made
        regarding the payment of fees due the Administrator, or
        other persons including RPS, RPS will, as a
        responsibility under this Agreement:
        I. Compute the number of shares to be redeemed from
           each Retirement Account to pay for such
           disbursements and the total number of all shares to
           be redeemed in accordance with the price per share
           at that time and date, of such Fund as calculated
           and provided by the Fund;
PAGE 8
        ii.   Effect the necessary redemption from the Fund's
              custodian to cover such disbursements; and
        iii.  Mail or wire to the Administrator or such other
              person as designated by the Administrator the amount
              to be disbursed.
     c. Other Provisions
        I. If any instruction tendered by an Administrator to
           redeem shares in a Retirement Account is not
           satisfactory to RPS, RPS shall promptly notify the Administrator of such fact together with the reason therefor;
        ii.   The authority of RPS to perform its responsibilities
              under Paragraph B(2) with respect to each Fund shall
              be suspended upon receipt of notification by such
              Fund of the suspension of the determination of the
              Fund's net asset value per share and shall remain
              suspended until proper notification; and
        iii.  The Fund will promptly inform RPS of the declaration of any dividend or distribution on account of the
              capital stock of any Fund so that RPS may properly
              credit income and capital gain payments to each
              Retirement Account.
PAGE 9
    3.  Exchanges
     Effect exchanges of shares of the Funds upon receipt of
    appropriate instructions from the Administrator and/or
    Participant.
    4.  Books and Records
     RPS shall maintain records showing for each Retirement Plan or Retirement Account, the following:
     a. Names, addresses and tax identification numbers, when
        provided;
     b. Number of shares held;
     c. Historical information regarding the account of each
        Participant and/or Retirement Plan, including dividends
        and distributions invested in shares;
     d. Pertinent information regarding the establishment and
        maintenance of Retirement Plans and Retirement Accounts
        necessary to properly administer each account.
     e. Any instructions from a Participant or Administrator
        including, all forms furnished by the Fund and executed
        by a Participant with respect to elections with respect
        to payment options in connection with the redemption of
        shares; or distribution elections, if applicable; and
     f. Any information required in order for RPS to perform
        the calculations contemplated under this Agreement.
PAGE 10
     Any such records maintained pursuant to Rule 31a-1 under the Investment Company Act of 1940 ("the Act") will be preserved for the periods prescribed in Rule 31a-2 thereunder.
    Disposition of such records after such prescribed periods shall be as mutually agreed upon from time to time by RPS and the
    Funds.  The retention of such records, which may be inspected by the Fund at reasonable times, shall be at the expense of the Funds. All records maintained by RPS in connection with the performance of its duties under this Agreement will remain the property of the Funds and, in the event of termination of this Agreement, will be delivered to the Fund as of the date of termination or at such other time as may be mutually agreed upon.
    5.  Tax Information
     RPS shall also prepare and file with appropriate federal and state agencies, such information returns and reports as
    required by applicable Federal and State statutes relating to redemptions effected in Retirement Accounts which constitute reportable distributions. RPS will also prepare and submit to Participants, such reports containing information as is required by applicable Federal and State law.
PAGE 11
    6.  Other Information to be furnished to the Funds
     RPS will furnish to the Fund, such information, including shareholder lists and statistical information as may be agreed upon from time to time between RPS and the Fund.
    7.  Correspondence
     RPS will promptly and fully answer correspondence from Administrators and in some cases, Participants, relating to
     Retirement Accounts, transfer agent procedures, and such
     other correspondence as may from time to time be mutually
     agreed upon with the Funds.  Unless otherwise instructed,
     copies of all correspondence will be retained by RPS in
     accordance with applicable law.
    8.  Mailings/Confirmation Statements
     RPS will be responsible for mailing all confirmations and
    other enclosures and mailings, as requested by the
    Administrators and as may be required of the Funds by
    applicable Federal or state law.
    9.  Proxies
     RPS shall monitor the mailing of proxy cards and other
    material supplied to it by the Fund in connection with
    shareholder meetings of the Fund and shall coordinate the
    receipt, examination and tabulation of returned proxies and the certification of the vote to the Fund.
PAGE 12
    10. Form N-SAR
     RPS shall maintain such records, if any, as shall enable the
    Fund to fulfill the requirements of Form N-SAR.
    11. Withholding
     The Fund and RPS shall agree to procedures to be followed
    with respect to RPS's responsibilities in connection with
    compliance for federal withholding on Retirement Accounts.
C.  Fees and Out-of-Pocket Expenses
    Each Fund shall pay to RPS for its services hereunder fees computed as set forth in the Schedule attached hereto. Except as provided below, RPS will be responsible for all expenses relating to the providing of services.  Each Fund, however, will reimburse
RPS for the following out-of-pocket expenses and charges incurred in providing services:
    1.  Postage.  The cost of postage and freight for mailing
        materials to Participants, or their agents, including
        overnight delivery, UPS and other express mail services
        and special courier services required to transport mail
        between RPS locations and mail processing vendors.
    2. Proxies. The cost to mail proxy cards and other material supplied to it by the Fund and costs related to the receipt, examination and tabulation of returned proxies
        and the certification of the vote to the Fund.
PAGE 13
    3.  Communications
     a. Print.  The printed forms used internally and
        externally for documentation and processing
        Participant, or their agent's, inquiries and requests;
        paper and envelope supplies for letters, notices, and
        other written communications sent to Administrators and Participants, or their agents.
     b. Print & Mail House.  The cost of internal and third
        party printing and mail house services, including
        printing of statements and reports.
     c. Voice and Data.  The cost of equipment (including
        associated maintenance), supplies and services used for communicating to and from the Participants, or their agents, the Fund's transfer agent, other Fund offices,
        and other agents of either the Fund or RPS.  These
        charges shall include:
        o  telephone toll charges (both incoming and outgoing,
           local, long distance and mailgrams); and
        o  data and telephone lines and associated equipment such
           as modems, multiplexers, and facsimile equipment.
PAGE 14
    4.  Record Retention.  The cost of maintenance and supplies used to maintain, microfilm, copy, record, index, display, retrieve, and store, in microfiche or microfilm form, documents and records.
    5.  Disaster Recovery.  The cost of services, equipment,
        facilities and other charges necessary to provide disaster recovery for any and all services listed in this
        Agreement.
D.  Representations and Warranties of RPS
    RPS represents and warrants to the Fund that:
    1.  It is a corporation duly organized and existing and in good standing under the laws of Maryland.
    2.  It is duly qualified to carry on its business in Maryland.
    3.  It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.
    4.  All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
    5. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
    6.  It is registered with the Securities and Exchange
    Commission as a Transfer Agent pursuant to Section 17A of the
    '34 Act.
PAGE 15
E.  Representations and Warranties of the Fund
    The Fund represents and warrants to RPS that:
    1.  It is a corporation or business trust duly organized and existing and in good standing under the laws of Maryland, or Massachusetts, as the case may be.
    2.  It is empowered under applicable laws and by its Articles of Incorporation or Declaration of Trust, as the case may be, and By-Laws to enter into and perform this Agreement.
    3.  All proceedings required by said Articles of Incorporation or Declaration of Trust, as the case may be, and By-Laws have been taken to authorize it to enter into and perform this
    Agreement.
    4.  It is an investment company registered under the Act.
    5.  A registration statement under the Securities Act of 1933
    ("the '33 Act") is currently effective and will remain
    effective, and appropriate state securities law filing have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.
F.  Standard of Care/Indemnification
    Notwithstanding anything to the contrary in this Agreement:
    1.   RPS shall not be liable to the Fund for any act or
    failure to act by it or its agents or subcontractors on behalf of the Fund in carrying or attempting to carry out the terms
PAGE 16
    and provisions of this Agreement provided RPS has acted in good faith and without negligence or willful misconduct and selected and monitored the performance of its agents and subcontractors with reasonable care.
    2.  The Fund shall indemnify and hold RPS harmless from and against all losses, costs, damages, claims, actions and
    expenses, including reasonable expenses for legal counsel, incurred by RPS resulting from: (I) any action or omission by
    RPS or its agents or subcontractors in the performance of their duties hereunder; (ii) RPS acting upon instructions believed by it to have been executed by a duly authorized officer of the
    Fund; or (iii) RPS acting upon information provided by the Fund in form and under policies agreed to by RPS and the Fund.  RPS shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful
    misconduct of RPS or where RPS has not exercised reasonable care in selecting or monitoring the performance of its agents or subcontractors.
    3.  Except as provided in Article K of this Agreement, RPS shall indemnify and hold harmless the Fund from all losses, costs, damages, claims, actions and expenses, including
    reasonable expenses for legal counsel, incurred by the Fund
PAGE 17
    resulting from negligence or willful misconduct of RPS or which result from RPS' failure to exercise reasonable care in selecting or monitoring the performance of its agents or subcontractors. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of such Fund or its agents or subcontractors; unless such negligence or misconduct is attributable to RPS.
    4.  In determining RPS' liability, an isolated error or
    omission will normally not be deemed to constitute negligence when it is determined that:
     o    RPS had in place "appropriate procedures".
     o    the employees responsible for the error or omission had
          been reasonably trained and were being appropriately
          monitored; and
     o    the error or omission did not result from wanton or
          reckless conduct on the part of the employees.
     It is understood that RPS is not obligated to have in place separate procedures to prevent each and every conceivable type of error or omission.  The term "appropriate procedures" shall mean procedures reasonably designed to prevent and detect
     errors and omissions.  In determining the reasonableness of such procedures, weight will be given to such factors as are
PAGE 18
     appropriate, including the prior occurrence of any similar errors or omissions when such procedures were in place and transfer agent industry standards in place at the time of the occurrence.
     5.   In the event either party is unable to perform its
     obligations under the terms of this Agreement because of acts of God, strikes or other causes reasonably beyond its control, such party shall not be liable to the other party for any
     loss, cost, damage, claims, actions or expense resulting from such failure to perform or otherwise from such causes.
     6.   In order that the indemnification provisions contained in
     this Article F shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party
     advised with respect to all developments concerning such
     claim.  The party who may be required to indemnify shall have the option to participate with the party seeking
     indemnification in the defense of such claim, or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which
PAGE 19
     the other party may be required to indemnify it except with the other party's prior written consent.
     7.   Neither party to this Agreement shall be liable to the
     other party for consequential damages under any provision of this Agreement.
G.   Dual Interests
     It is understood that some person or persons may be directors, officers, or shareholders of both RPS and the Fund and that the existence of any such dual interest shall not affect the validity of this Agreement or of any transactions hereunder except as otherwise provided by a specific provision of applicable law.
H.   Documentation
     1.   As requested by RPS, the Fund shall promptly furnish to
RPS the following:
          a. A certified copy of the resolution of the Directors/Trustees of the Fund authorizing the appointment of RPS and the execution and delivery of
              this Agreement;
          b.  A copy of the Articles of Incorporation or
              Declaration of Trust, as the case may be, and By-
              Laws of the Fund and all amendments thereto;
PAGE 20
          c.  Specimens of all forms of outstanding and new
              stock/share certificates in the forms approved by
              the Board of Directors/Trustees of the Fund with a certificate of the Secretary of the Fund as to such approval;
          d.  All account application forms and other documents
              relating to shareholders' accounts;
          e.  An opinion of counsel for the Fund with respect to
              the validity of the stock, the number of Shares
              authorized, the status of redeemed Shares, and the
              number of Shares with respect to which a
              Registration Statement has been filed and is in
              effect; and
          f.  A copy of the Fund's current prospectus.
     The delivery of any such document for the purpose of any other agreement to which the Fund and RPS are or were parties shall be deemed to be delivery for the purposes of this Agreement.
     2.   As requested by RPS, the Fund will also furnish from time
          to time the following documents:
          a.  Each resolution of the Board of Directors/Trustees
              of the Fund authorizing the original issue of its
              shares;
PAGE 21
          b.  Each Registration Statement filed with the
              Securities and Exchange Commission and amendments
              and orders thereto in effect with respect to the
              sale of shares with respect to the Fund;
          c.  A certified copy of each amendment to the Articles
              of Incorporation or Declaration of Trust, and the
              By-Laws of the Fund;
          d. Certified copies of each vote of the Board of Directors/Trustees authorizing officers to give instructions to the Fund;
          e.  Specimens of all new certificates accompanied by the
              Board of Directors/Trustees' resolutions approving
              such forms;
          f. Such other documents or opinions which RPS, in its discretion, may reasonably deem necessary or appropriate in the proper performance of its duties;
              and
          g.  Copies of new prospectuses issued.
     3.   RPS hereby agrees to establish and maintain facilities
     and procedures reasonably acceptable to the Fund for
     safekeeping of check forms and facsimile signature imprinting devices, if any, and for the preparation or use, and for keeping account of, such forms and devices.
PAGE 22
I.   Recordkeeping/Confidentiality
     1.   RPS shall keep records relating to the services to be
     performed hereunder, in the form and manner as it may deem advisable, provided that RPS shall keep all records in such form and in such manner as required by applicable law,
     including the Act and the '34 Act.
     2.   RPS and the Fund agree that all books, records,
     information and data pertaining to the business of the other party which are exchanged or received pursuant to the
     negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except:  (a) after prior notification to and approval in writing by the other party hereto, which approval shall not be unreasonably withheld and may not be withheld where RPS or the Fund may be exposed to civil or criminal
     contempt proceedings for failure to comply; (b) when requested to divulge such information by duly constituted governmental
     authorities; or   after so requested by the other party
     hereto.
J.   Ownership of Software and Related Material
     All computer programs, magnetic tapes, written procedures and similar items purchased and/or developed and used by RPS in
PAGE 23
performance of the Agreement shall be the property of RPS and will not become the property of the Fund.
K.   As Of Transactions
     For purposes of this Article K, the term "Transaction" shall mean any single or "related transaction" (as defined below) involving the purchase or redemption of shares (including exchanges) that are processed at a time other than the time of the computation of the Fund's net asset value per share next computed after receipt of any such transaction order by RPS. If more than one Transaction ("Related Transaction") in the Fund is caused by or occurs as a result of the same act or omission, such transactions shall be aggregated with other transactions in the Fund and be considered as one Transaction.
     1.   Reporting
          RPS shall:
          a. Utilize a system to identify all Transactions, and shall compute the net effect of such Transactions upon the Fund on a daily, monthly and rolling 365 day basis. The Monthly and rolling 365 day periods are hereinafter referred to as ("Cumulative").
          b. Supply to the Fund, from time to time as mutually agreed upon, a report summarizing the Transactions and the daily and Cumulative net effects of such
PAGE 24
              Transactions both in terms of aggregate dilution and loss ("Dilution") or gain and negative dilution
              ("Gain") experienced by the Fund, and the impact such Gain or Dilution has had upon the Fund's net asset value per share.
          c.  With respect to any Transaction which causes
              Dilution to the Fund of $100,000 or more, immediately provide the Fund: (I) a report identifying the Transaction and the Dilution resulting therefrom, (ii) the reason such Transaction was processed as described above, and
              (iii) the action that RPS has or intends to take to prevent the reoccurrence of such as of processing ("Report").
     2.   Liability
          a. It will be the normal practice of the Fund not to hold RPS liable with respect to any Transaction which causes Dilution to any single Fund of less than $25,000. RPS will, however, closely monitor for each Fund the daily and Cumulative Gain/Dilution which is caused by Transactions of less than $25,000. When the Cumulative Dilution to any Fund exceeds 3/10 of 1% per share, RPS, in consultation
PAGE 25
            with counsel to the Fund, will make appropriate inquiry to determine whether it should take any remedial action. RPS will report to the Board of Directors/Trustees of the Fund ("Board"), as appropriate, any action it has taken.
          b. Where a transaction causes dilution to a Fund greater than $25,000 and less than $100,000
              ("Significant Transaction"), RPS will review with Counsel to the Fund the circumstances surrounding the underlying transaction to determine whether the transaction was caused by or occurred as a result of a negligent act or omission by RPS. If it is determined that the dilution is the result of a negligent action or omission by RPS, RPS and outside counsel for the Fund will negotiate settlement. All such Significant Transactions will be reported to the Audit Committee at its annual meeting (unless the settlement fully compensates the Fund for any dilution). Any "as of" transaction, however, causing dilution in excess of the lesser of $100,000 or a penny per share will be promptly reported to the Board and resolved at the next scheduled Board
PAGE 26
              Meeting. Settlement for "as of" transactions causing dilution of $100,000 or more will not be entered into until approved by the Board. The factors the Board or the Funds would be expected to consider in making any determination regarding the settlement of a Significant Transaction would include but not be limited to:
            I. Procedures and controls adopted by RPS to
               prevent As Of processing;
            ii. Whether such procedures and controls were being followed at the time of the Significant Transaction;
            iii.    The absolute and relative volume of all
                    transactions processed by RPS on the day of the Significant Transaction;
            iv. The number of Transactions processed by RPS during prior relevant periods, and the net Dilution/Gain as a result of all such transactions to the Fund and to all other
                    Price Funds; and
            v. The prior response of RPS to recommendations
               made by the Funds regarding improvement to the Transfer Agent's As Of Processing Procedures.
PAGE 27
     c. In determining RPS' liability with respect to a Significant Transaction, an isolated error or omission will normally not be deemed to constitute negligence when it is determined that:
          o RPS had in place "appropriate procedures".
          o the employees responsible for the error or omission had been reasonably trained and were being appropriately monitored; and
          o the error or omission did not result from wanton or reckless conduct on the part of the employees.
          It is understood that RPS is not obligated to have in place separate procedures to prevent each and every conceivable type of error or omission. The term
          "appropriate procedures" shall mean procedures reasonably designed to prevent and detect errors and omissions. In determining the reasonableness of such procedures, weight will be given to such factors as are appropriate, including the prior occurrence of any similar errors or omissions when such procedures were in place and transfer agent industry standards in place at the time of the occurrence.
PAGE 28
L.   Term and Termination of Agreement
     1. This Agreement shall run for a period of one (1) year from the date first written above and will be renewed from year to year thereafter unless terminated by either party as provided hereunder.
     2. This Agreement may be terminated by the Funds upon one hundred twenty (120) days' written notice to RPS; and by RPS, upon three hundred sixty-five (365) days' writing notice to the Fund.
     3. Upon termination hereof, the Fund shall pay to RPS such compensation as may be due as of the date of such termination, and shall likewise reimburse for out-of-pocket expenses related to its services hereunder.
M.   Notice
     Any notice as required by this Agreement shall be sufficiently given (I) when sent to an authorized person of the other party at the address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party; or (ii) as otherwise agreed upon by appropriate officers of the parties hereto.
N.   Assignment
     Neither this Agreement nor any rights or obligations hereunder may be assigned either voluntarily or involuntarily, by operation PAGE 29 of law or otherwise, by either party without the prior written consent of the other party
O.   Amendment/Interpretive Provisions
     The parties by mutual written agreement may amend this Agreement at any time. In addition, in connection with the operation of this Agreement, RPS and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by all parties and annexed hereto, but no such provision shall contravene any applicable federal or state law or regulation and no such interpretive or additional provision shall be deemed to be an amendment of this Agreement.
P.   Further Assurances
     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
Q.   Maryland Law to Apply
     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Maryland.
PAGE 30
R.   Merger of Agreement
     This Agreement, including the attached Schedule supersede any prior agreement with respect to the subject hereof, whether oral or written.
S.   Counterparts
     This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instruments.
T.   The Parties
     All references herein to "the Fund" are to each of the Funds listed on Appendix A individually, as if this Agreement were between such individual Fund and RPS. In the case of a series Fund or trust, all references to "the Fund" are to the individual series or portfolio of such fund or trust, or to such Fund or trust on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to "the parties" shall mean RPS and such other individual Fund as to which the matter pertains. The
"Fund" also includes any T. Rowe Price Fund which may be established after the date of this Agreement.
     Any reference in this Agreement to "the parties" shall mean the Funds and RPS.
PAGE 31
U.   Directors, Trustees and Shareholders and Massachusetts
Business Trust
     It is understood and is expressly stipulated that neither the holders of shares in the Fund nor any Directors or Trustees of the Fund shall be personally liable hereunder. With respect to any Fund which is a party to this Agreement and which is organized as a Massachusetts business trust, the term "Fund" means and refers to the trustees from time to time serving under the applicable trust agreement (Declaration of Trust) of such Trust as the same may be amended from time to time. It is expressly agreed that the obligations of any such Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.
PAGE 32
V.   Captions
     The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.


T. ROWE PRICE RETIREMENT PLAN   T. ROWE PRICE FUNDS
SERVICES, INC.

 /s/Charles E. Vieth              /s/Carmen F. Deyesu
BY: _________________________   BY:__________________________

DATED: ______________________   DATED:_______________________

PAGE 33
                                APPENDIX A

              T. ROWE PRICE BALANCED FUND, INC.

              T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

              T. ROWE PRICE CAPITAL APPRECIATION FUND

              T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

              T. ROWE PRICE CORPORATE INCOME FUND, INC.

              T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

              T. ROWE PRICE EQUITY INCOME FUND

              T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

              T. ROWE PRICE GNMA FUND

              T. ROWE PRICE GROWTH & INCOME FUND, INC.

              T. ROWE PRICE GROWTH STOCK FUND, INC.

              T. ROWE PRICE HEALTH SCIENCES FUND, INC.

              T. ROWE PRICE HIGH YIELD FUND, INC.

              T. ROWE PRICE INDEX TRUST, INC.
              T. Rowe Price Equity Index Fund

              INSTITUTIONAL EQUITY FUNDS, INC.
              Mid-Cap Equity Growth Fund

              INSTITUTIONAL INTERNATIONAL FUNDS, INC.
              Foreign Equity Fund

              T. ROWE PRICE INTERNATIONAL FUNDS, INC.
              T. Rowe Price International Bond Fund
              T. Rowe Price International Discovery Fund
              T. Rowe Price International Stock Fund
              T. Rowe Price European Stock Fund
              T. Rowe Price New Asia Fund
              T. Rowe Price Global Government Bond Fund
              T. Rowe Price Japan Fund
              T. Rowe Price Latin America Fund
              T. Rowe Price Emerging Markets Bond Fund
              T. Rowe Price Emerging Markets Stock Fund
              T. Rowe Price Global Stock Fund
PAGE 34

              T. ROWE PRICE MID-CAP GROWTH FUND, INC.

              T. ROWE PRICE MID-CAP VALUE FUND, INC.

              T. ROWE PRICE OTC FUND, INC.

              T. ROWE PRICE OTC FUND

              T. ROWE PRICE NEW AMERICA GROWTH FUND

              T. ROWE PRICE NEW ERA FUND, INC.

              T. ROWE PRICE NEW HORIZONS FUNDS, INC.

              T. ROWE PRICE NEW INCOME FUND, INC.

              T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.
              T. Rowe Price Personal Strategy Balanced Fund
              T. Rowe Price Personal Strategy Growth Fund
              T. Rowe Price Personal Strategy Income Fund

              T. ROWE PRICE PRIME RESERVE FUND, INC.

              T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

              T. ROWE PRICE SHORT-TERM BOND FUND, INC.

              T. ROWE PRICE SHORT-TERM U.S. GOVERNMENT FUND, INC.

              T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

              T. ROWE PRICE SPECTRUM FUND, INC.
              Spectrum Growth Fund
              Spectrum Income Fund
              Spectrum International Fund

              T. ROWE PRICE VALUE FUND, INC.

              T. ROWE PRICE U.S. TREASURY FUNDS, INC.
              U.S. Treasury Intermediate Fund
              U.S. Treasury Long-Term Fund
              U.S. Treasury Money Fund

PAGE 35
              T. ROWE PRICE SUMMIT FUNDS, INC.
              T. Rowe Price Summit Cash Reserves Fund
              T. Rowe Price Summit Limited-Term Bond Fund
              T. Rowe Price Summit GNMA Fund

              T. ROWE PRICE VALUE FUND, INC.

PAGE 36
                              AMENDMENT NO. 1
                                 AGREEMENT
                                  between
               T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.
                                    and
                EACH OF THE PARTIES INDICATED ON APPENDIX A

    The Retirement Plan Services Contract of January 1, 1997, between T. Rowe Price Retirement Plan Services, Inc. and each of the Parties listed on Appendix A thereto is hereby amended, as of April 24, 1997, by adding thereto the T. Rowe Price Tax-Efficient Balanced Fund, Inc. and T. Rowe Price Diversified Small-Cap Growth Fund, Inc.
    RESERVE INVESTMENT FUNDS, INC.
    Reserve Investment Fund
    Government Reserve Investment Fund

    T. ROWE PRICE BALANCED FUND, INC.

    T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

    T. ROWE PRICE CAPITAL APPRECIATION FUND

    T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

    T. ROWE PRICE CORPORATE INCOME FUND, INC.

    T. ROWE PRICE DIVERSIFIED SMALL-CAP GROWTH FUND,
    INC.

    T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

    T. ROWE PRICE EQUITY INCOME FUND

    T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

    T. ROWE PRICE GNMA FUND

    T. ROWE PRICE GROWTH & INCOME FUND, INC.

    T. ROWE PRICE GROWTH STOCK FUND, INC.

    T. ROWE PRICE HEALTH SCIENCES FUND, INC.
PAGE 37
    T. ROWE PRICE HIGH YIELD FUND, INC.

    T. ROWE PRICE INDEX TRUST, INC.
    T. Rowe Price Equity Index Fund

    INSTITUTIONAL EQUITY FUNDS, INC.
    Mid-Cap Equity Growth Fund

    INSTITUTIONAL INTERNATIONAL FUNDS, INC.
    Foreign Equity Fund

    T. ROWE PRICE INTERNATIONAL FUNDS, INC.
    T. Rowe Price International Bond Fund
    T. Rowe Price International Discovery Fund
    T. Rowe Price International Stock Fund
    T. Rowe Price European Stock Fund
    T. Rowe Price New Asia Fund
    T. Rowe Price Global Government Bond Fund
    T. Rowe Price Japan Fund
    T. Rowe Price Latin America Fund
    T. Rowe Price Emerging Markets Bond Fund
    T. Rowe Price Emerging Markets Stock Fund
    T. Rowe Price Global Stock Fund

    T. ROWE PRICE MID-CAP GROWTH FUND, INC.

    T. ROWE PRICE MID-CAP VALUE FUND, INC.

    T. ROWE PRICE OTC FUND, INC.
    T. Rowe Price OTC Fund

    T. ROWE PRICE NEW AMERICA GROWTH FUND

    T. ROWE PRICE NEW ERA FUND, INC.

    T. ROWE PRICE NEW HORIZONS FUNDS, INC.

    T. ROWE PRICE NEW INCOME FUND, INC.

    T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.
    T. Rowe Price Personal Strategy Balanced Fund
    T. Rowe Price Personal Strategy Growth Fund
    T. Rowe Price Personal Strategy Income Fund

    T. ROWE PRICE PRIME RESERVE FUND, INC.

    T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

    T. ROWE PRICE SHORT-TERM BOND FUND, INC.

PAGE 38
    T. ROWE PRICE SHORT-TERM U.S. GOVERNMENT FUND,
    INC.

    T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

    T. ROWE PRICE SPECTRUM FUND, INC.
    Spectrum Growth Fund
    Spectrum Income Fund
    Spectrum International Fund

    T. ROWE PRICE TAX-EFFICIENT BALANCED FUND, INC.

    T. ROWE PRICE VALUE FUND, INC.

    T. ROWE PRICE U.S. TREASURY FUNDS, INC.
    U.S. Treasury Intermediate Fund
    U.S. Treasury Long-Term Fund
    U.S. Treasury Money Fund

    T. ROWE PRICE SUMMIT FUNDS, INC.
    T. Rowe Price Summit Cash Reserves Fund
    T. Rowe Price Summit Limited-Term Bond Fund
    T. Rowe Price Summit GNMA Fund

    T. ROWE PRICE VALUE FUND, INC.

Attest:

/s/Patricia S. Butcher    /s/Carmen F. Deyesu
_____________________ _________________________
Patricia S. Butcher,  By: Carmen F. Deyesu
Assistant Secretary       Treasurer

Attest:               T. ROWE PRICE RETIREMENT PLAN
                      SERVICES, INC.

/s/Barbara A. Van Horn    /s/Henry H. Hopkins
_____________________ ____________________________
Barbara A. Van Horn,  By: Henry H. Hopkins,
Assistant Secretary       Vice President